Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR THIRD QUARTER 2007

Hoffman Estates, Ill. (November 5, 2007) – Career Education Corporation (NASDAQ: CECO) today reported consolidated revenue from continuing operations of $404.4 million and consolidated net income from continuing operations of $19.8 million, or $0.21 per diluted share, during the third quarter of 2007, compared to consolidated net income from continuing operations of $27.0 million, or $0.28 per diluted share, during the third quarter of 2006.

“During the third quarter, we continued to make progress in key metrics that serve as positive indicators for future performance,” said Gary E. McCullough, president and chief executive officer.  “We have begun several key initiatives designed to produce consistent, profitable growth and long-term value.  These include recruiting new experienced senior management for key roles; improving controls and procedures throughout our operations to ensure quality performance and adherence to regulatory and ethical standards; implementing new values and measurable performance principles; and completing the development of a five-year plan with performance benchmarks.”

RESULTS OF CONTINUING OPERATIONS

As previously reported in November 2006, the company entered into a process of selling 11 of its schools and campuses, including the nine campuses that comprise the Gibbs division, McIntosh College, and Lehigh Valley College. The results of these 11 schools and campuses are reflected in this release as discontinued operations. Except as otherwise noted, financial data and non-financial metrics reflected in this release exclude discontinued operations.

Three Months Ended September 30, 2007

•                  Consolidated revenue was $404.4 million during the third quarter of 2007, a 5.6 percent decrease from consolidated revenue of $428.6 million during the third quarter of 2006. Revenue generated by the University segment’s fully-online platforms decreased 16.7 percent to $128.8 million during the third quarter of 2007, from $154.7 million during the third quarter of 2006.

•                  Consolidated income from operations decreased to $23.9 million during the third quarter of 2007, from $38.4 million during the third quarter of 2006. Operating profit margin percentage was 5.9 percent during the third quarter of 2007, a 3.1 percentage point decrease relative to an operating profit margin percentage of 9.0 percent during the third quarter of 2006. The decrease in operating profit margin percentage was primarily due to:

a)              a population mix change that included an increase in students in our University segment’s fully on-line associate degree program,

b)             the disproportionate growth of CTU Online, which had historically operated at a lower operating profit margin percentage than that of AIU Online,

c)              increased expenses for our start-up campuses, and

d)             increased occupancy expense and other fixed costs as a percentage of revenue due to declines in revenue.

The decrease in third quarter 2007 operating profit margin percentage of the factors discussed above was offset, in part, by a decrease in general and administrative expense as a percentage of revenue primarily due to admissions headcount reductions, improved efficiency in advertising and a decrease in bad debt expense.

The University segment’s fully-online platforms’ income from operations decreased $15.3 million, from $41.3 million during the third quarter of 2006, to $26.0 million during the third quarter of 2007.

•                  Consolidated net income from continuing operations during the third quarter of 2007 was $19.8 million, or $0.21 per diluted share, compared to consolidated net income from continuing operations of $27.0 million, or $0.28 per diluted share, during the third quarter of 2006. The consolidated tax rate for the third quarter of 2007 was 29.6%. This reduction was primarily the result of an adjustment of the annual effective tax rate to reflect higher tax-exempt interest than originally estimated for the year.

Nine Months Ended September 30, 2007

•                  Consolidated revenue was $1.2 billion during the nine months ended September 30, 2007, relative to $1.4 billion during the nine months ended September 30, 2006. Revenue generated by the University segment’s fully-online platforms decreased 23.8 percent, to $402.5 million during the nine months ended September 30, 2007, from $528.1 million during the nine months ended September 30, 2006.

•                  Consolidated income from operations declined to $82.0 million during the nine months ended September 30, 2007, from $114.3 million during the nine months ended September 30, 2006. Operating income margin percentage was 6.6 percent during the nine months ended September 30, 2007, compared to 8.3 percent during the nine months ended September 30, 2006.

•                  Consolidated net income from continuing operations during the nine months ended September 30, 2007, was $64.1 million, or $0.67 per diluted share, relative to $51.4 million, or $0.52 per diluted share during the nine months ended September 30, 2006. During the nine months ended September 30, 2007, the annual effective tax rate was reduced from 36.5% to 34.5% due to the impact of our tax-exempt interest income versus previous estimates.

RESULTS OF DISCONTINUED OPERATIONS

Loss from discontinued operations associated with the 11 schools and campuses currently held for sale was $4.3 million, net of tax, during the third quarter of 2007, compared to loss from discontinued operations of $6.3 million, net of tax, during the third quarter of 2006.

UPDATE ON SCHOOLS HELD FOR SALE

During the third quarter of 2007, we continued negotiations with interested parties for the sale of the schools held for sale. In November of 2007, we concluded that the indications of value for the schools were not sufficient to provide an acceptable financial solution for the company nor to ensure the best potential outcome for our students. During the fourth quarter, we are examining other alternatives previously contemplated for each of the schools in the sale group including continued operation of certain schools, conversion to alternative brands, teach-outs, and sale of individual schools.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•                  Cash provided by operating activities was $105.0 million during the third quarter of 2007, compared to cash provided by operating activities of $83.2 million during the third quarter of 2006. The increase is primarily attributable to the increase in our deferred tuition revenue balance during the third quarter of 2007.

•                  Capital expenditures decreased to $12.8 million during the third quarter of 2007, from $16.9 million during the third quarter of 2006. Capital expenditures represented 2.9 percent of total consolidated revenue, including revenue generated by schools and campuses held for sale, during the third quarter of 2007.

Financial Position

•                  As of September 30, 2007, and December 31, 2006, cash and cash equivalents and investments totaled $442.8 million and $447.6 million, respectively. This decrease includes the use of approximately $149.2 million by the company during the first nine months of 2007 to repurchase approximately 4.9 million shares of its common stock, offset by net cash flow from operations.

•                  Quarterly days sales outstanding (DSO) were 15 days as of September 30, 2007, an increase of three days from a DSO of 12 days as of September 30, 2006.

Stock Repurchase Program

Since July of 2005, CEC’s Board of Directors has authorized the use of a total of $800.2 million to repurchase outstanding shares of the company’s common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements. The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.

During the third quarter of 2007, the company repurchased 0.9 million shares of its common stock for approximately $24.3 million at an average price of $26.86 per share. Since the inception of the program, the company has repurchased 15.6 million shares of its common stock for approximately $515.6 million.

As of September 30, 2007, approximately $284.5 million was available under the stock repurchase program to repurchase outstanding shares of the company’s common stock.

POPULATION AND NEW STUDENT START DATA

Student Population

Total student population by reportable segment as of October 31, 2007 and 2006, were as follows:

	Population October 31, 2007 (1)	Population October 31, 2006 (1)	Percentage Difference
Academy (2)	10,000	9,500	5%
Colleges	8,100	9,200	(12)%
Culinary Arts	12,100	11,700	3%
Health Education	13,500	11,600	16%
International	8,600	6,000	43%
University (3)	43,900	41,400	6%
CEC Consolidated	96,200	89,400	8%

(1)         Segment and CEC consolidated student population data does not include the student population of schools held for sale or schools in the process of a teach-out.

(2)         As of October 31, 2007, the Academy segment population included approximately 300 students who were taking classes at such date in fully-online academic programs offered by Academy segment schools. There were no Academy segment fully-online students as of October 31, 2006.

(3)         As of October 31, 2007 and 2006, the University segment population included approximately 31,900 students and 28,700 students, respectively, who were taking classes at such dates in fully-online academic programs offered by University segment schools.

New Student Starts

New student starts by reportable segment during the third quarter of 2007 and 2006, were as follows:

	Third quarter 2007 (1)	Third quarter 2006 (1)	Percentage Difference
Academy (2)	2,200	1,730	27%
Colleges	2,320	2,540	(9)%
Culinary Arts	4,450	4,320	3%
Health Education	4,460	4,020	11%
International	3,550	2,680	32%
University (3)	13,070	11,730	11%
CEC Consolidated	30,050	27,020	11%

(1)         Segment and CEC consolidated student starts data does not include student starts of schools held for sale or schools in the process of a teach-out.

(2)         Academy segment new student starts include approximately 200 students who began taking classes in fully-online academic programs offered by Academy segment schools during the third quarter of 2007. There were no Academy segment fully-online student starts during the third quarter of 2006.

(3)         University segment new student starts includes approximately 10,520 students and 9,170 students, respectively, who began taking classes in fully-online academic programs offered by the University segment schools during the third quarter of 2007 and 2006.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on November 6, 2007, at 10:00 AM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 866-831-5605 (domestic) or 617-213-8851 (international) and citing code 86867065. Please log-in or dial-in at least ten minutes prior to the conference call start time to ensure a connection. An archived version of the conference call webcast will be accessible for 90 days at www.careered.com. A replay of the conference call will also be available for seven days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and citing code 73482744.

About Career Education Corporation

The colleges, schools, and universities that are part of the Career Education Corporation (CEC) family offer high quality education to approximately 90,000 students across the world in a variety of career-oriented disciplines. The more than 75 campuses that serve these students are located throughout the U.S. and in Canada, France, Italy, and the United Kingdom, and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one-third of its students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

                CEC is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America; Harrington College of Design; Brooks Institute; International Academy of Design; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing quality education, enabling students to graduate and pursue rewarding careers.

For more information, see the company’s website at www.careered.com. The company’s website includes a detailed listing of individual campus locations and web links to its more than 75 colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: future financial and operational results, including the impact of the impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals, including the adverse impact of negative publicity concerning the continued probation status of American InterContinental University and ongoing review by its accrediting body; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks, and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission investigation  and class action, and other lawsuits; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to the sale of any campuses; risks related to competition, general economic conditions, and other risk factors relating to our industry and business  and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2006, and from time to time in our other reports filed with the Securities and Exchange Commission.

###

Investors:	Karen M. King
847/585-3899
www.careered.com

Media:	Lynne Baker
847/851-7006

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2007	2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$199,631	$187,853
Investments	243,136	259,766
Total cash and cash equivalents and investments	442,767	447,619
Receivables:
Students, net of allowance for doubtful accounts of $30,495 and $28,709 as of September 30, 2007, and December 31, 2006, respectively	58,414	48,564
Other, net	7,028	8,094
Prepaid expenses	35,755	29,621
Inventories	16,409	16,853
Deferred income tax assets	7,159	11,357
Assets held for sale	59,887	63,156
Other current assets	12,995	32,064
Total current assets	640,414	657,328
PROPERTY AND EQUIPMENT, net	339,275	352,270
GOODWILL	382,914	349,760
INTANGIBLE ASSETS, net	45,792	33,984
OTHER ASSETS	21,799	32,321
TOTAL ASSETS	$1,430,194	$1,425,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$11,596	$12,098
Accounts payable	33,606	30,095
Accrued expenses:
Payroll and related benefits	28,576	27,012
Income taxes	5,344	—
Other	85,887	78,885
Deferred tuition revenue	179,303	132,186
Liabilities held for sale	30,806	31,879
Total current liabilities	375,118	312,155

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	3,484	2,763
Deferred rent obligations	92,143	90,360
Deferred income tax liabilities	16,607	16,527
Other	7,093	7,980
Total long-term liabilities	119,327	117,630

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	13,949	13,477

STOCKHOLDERS’ EQUITY:
Common stock	1,077	1,069
Additional paid-in capital	696,070	666,780
Accumulated other comprehensive income	14,773	5,683
Retained earnings	725,440	675,188
Cost of shares in treasury	(515,560)	(366,319)
Total stockholders’ equity	921,800	982,401
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,430,194	$1,425,663

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended September 30, 2007 and 2006

(In thousands, except per share amounts and percentages)

		% of		% of
	2007	Revenue	2006	Revenue

REVENUE:
Tuition and registration fees	$380,523	94.1%	$405,866	94.7%
Other	23,882	5.9%	22,698	5.3%
Total revenue	404,405	100.0%	428,564	100.0%

OPERATING EXPENSES:
Educational services and facilities	149,514	37.0%	139,811	32.6%
General and administrative	211,642	52.3%	230,180	53.7%
Depreciation and amortization	19,301	4.8%	19,382	4.5%
Goodwill impairment charge	—	0.0%	785	0.2%
Total operating expenses	380,457	94.1%	390,158	91.0%
Income from operations	23,948	5.9%	38,406	9.0%

OTHER INCOME (EXPENSE):
Interest income	4,269	1.1%	4,475	1.0%
Interest expense	(336)	-0.1%	(322)	-0.1%
Share of affiliate earnings	209	0.1%	510	0.1%
Miscellaneous income	56	0.0%	120	0.0%
Total other income	4,198	1.1%	4,783	1.0%

Income before provision for income taxes	28,146	7.0%	43,189	10.0%
PROVISION FOR INCOME TAXES	8,316	2.1%	16,153	3.7%

INCOME FROM CONTINUING OPERATIONS	$19,830	4.9%	$27,036	6.3%

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit	(4,269)	-1.1%	(6,321)	-1.5%

NET INCOME	$15,561	3.8%	$20,715	4.8%

NET INCOME PER SHARE - DILUTED:
Income from continuing operations	$0.212		$0.281
Loss from discontinued operations	(0.046)		(0.066)
Net income	$0.167		$0.215

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	93,455		96,195

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Nine Months Ended September 30, 2007 and 2006

(In thousands, except per share amounts and percentages)

		% of		% of
	2007	Revenue	2006	Revenue

REVENUE:
Tuition and registration fees	$1,178,054	95.2%	$1,310,988	95.6%
Other	59,671	4.8%	60,149	4.4%
Total revenue	1,237,725	100.0%	1,371,137	100.0%

OPERATING EXPENSES:
Educational services and facilities	437,777	35.4%	418,273	30.5%
General and administrative	660,182	53.3%	695,634	50.7%
Depreciation and amortization	57,744	4.7%	57,142	4.2%
Goodwill impairment charge	—	0.0%	85,760	6.3%
Total operating expenses	1,155,703	93.4%	1,256,809	91.7%
Income from operations	82,022	6.6%	114,328	8.3%

OTHER INCOME (EXPENSE):
Interest income	13,105	1.0%	13,448	0.9%
Interest expense	(899)	-0.1%	(1,007)	-0.1%
Share of affiliate earnings	2,870	0.2%	2,109	0.2%
Miscellaneous income	772	0.1%	25	0.0%
Total other income	15,848	1.2%	14,575	1.0%

Income before provision for income taxes	97,870	7.8%	128,903	9.3%
PROVISION FOR INCOME TAXES	33,765	2.7%	77,548	5.6%

INCOME FROM CONTINUING OPERATIONS	$64,105	5.1%	$51,355	3.7%

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit	(13,381)	-1.1%	(25,450)	-1.9%

NET INCOME	$50,724	4.0%	$25,905	1.8%

NET INCOME PER SHARE - DILUTED:
Income from continuing operations	$0.674		$0.521
Loss from discontinued operations	(0.141)		(0.258)
Net income	$0.535		$0.263

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	95,055		98,556

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	September 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,561	$20,715
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill impairment charge	—	785
Depreciation and amortization expense	19,301	21,886
Bad debt expense	11,093	18,196
Compensation expense related to share-based awards	3,475	6,163
(Gain)/loss on disposition of property and equipment	(4)	5
Share of affilate earnings, net of dividends received	(1,177)	3,633
Changes in operating assets and liabilities, net of acquisition	56,732	11,843
Net cash provided by operating activities	104,981	83,226

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition transaction costs	(121)	—
Purchases of property and equipment	(12,755)	(16,870)
Purchases of available-for-sale investments	(215,496)	(249,160)
Sales of available-for-sale investments	236,457	208,241
Other	(5)	(254)
Net cash provided by (used in) investing activities	8,080	(58,043)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(24,320)	—
Issuance of common stock	3,740	1,236
Tax benefit associated with stock option exercises	302	51
Payments of capital lease obligations and other long-term debt	(9)	(3,556)
Net cash used in financing activities	(20,287)	(2,269)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6,081	2,654

NET INCREASE IN CASH AND CASH EQUIVALENTS	98,855	25,568
DISCONTINUED OPERATIONS CASH ACTIVIITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations at beginning of the period	2,457	1,083
Less: Cash balance of discontinued operations at end of the period	842	2,153
CASH AND CASH EQUIVALENTS, beginning of the period	99,161	89,506
CASH AND CASH EQUIVALENTS, end of the period	$199,631	$114,004

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Nine Months Ended
	September 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50,724	$25,905
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill impairment charge	—	96,149
Depreciation and amortization expense	57,744	64,837
Bad debt expense	32,055	50,459
Compensation expense related to share-based awards	11,700	14,649
(Gain)/loss on disposition of property and equipment	(220)	260
Share of affilate earnings, net of dividends received	(927)	2,034
Changes in operating assets and liabilities, net of acquisition	42,164	(39,606)
Net cash provided by operating activities	193,240	214,687

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of acquired cash	(30,324)	—
Acquisition transaction costs	(1,553)	—
Purchases of property and equipment	(44,085)	(60,021)
Purchases of available-for-sale investments	(504,180)	(801,610)
Sales of available-for-sale investments	522,789	745,526
Other	(196)	(364)
Net cash used in investing activities	(57,549)	(116,469)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(149,241)	(124,845)
Issuance of common stock	14,730	8,647
Tax benefit associated with stock option exercises	2,868	2,101
Payments of capital lease obligations and other long-term debt	(1,385)	(3,740)
Net cash used in financing activities	(133,028)	(117,837)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	7,993	3,468

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,656	(16,151)
DISCONTINUED OPERATIONS CASH ACTIVIITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations at beginning of the period	1,964	3,094
Less: Cash balance of discontinued operations at end of the period	842	2,153
CASH AND CASH EQUIVALENTS, beginning of the period	187,853	129,214
CASH AND CASH EQUIVALENTS, end of the period	$199,631	$114,004

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION - CONTINUING OPERATIONS

For the Three Months Ended September 30, 2007 and 2006

(Dollars in thousands)

	2007	2006

REVENUE:
Academy segment	$40,763	$37,688
Colleges segment	43,867	50,527
Culinary Arts segment	98,472	96,908
Health Education segment	47,551	42,811
International segment	10,891	7,045
University segment	162,858	193,352
Corporate and other (1)	3	233
	$404,405	$428,564

SEGMENT PROFIT (LOSS):
Academy segment	$1,401	$426
Colleges segment	4,136	5,739
Culinary Arts segment	15,566	19,341
Health Education segment	2,115	340
International segment	(3,054)	883
University segment (2)	16,501	33,209
Corporate and other (1)	(12,508)	(21,022)
	$24,157	$38,916

SEGMENT PROFIT (LOSS) PERCENTAGE:
Academy segment	3.4%	1.1%
Colleges segment	9.4%	11.4%
Culinary Arts segment	15.8%	20.0%
Health Education segment	4.4%	0.8%
International segment	-28.0%	12.5%
University segment	10.1%	17.2%

(1)   Operating results of Blish.com and Chefs.com are included in Corporate and other.

(2)   University segment profit includes share of affiliate earnings.

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION - CONTINUING OPERATIONS

For the Nine Months Ended September 30, 2007 and 2006

(Dollars in thousands)

	2007	2006

REVENUE:
Academy segment	$123,462	$120,133
Colleges segment	135,781	159,997
Culinary Arts segment	271,743	270,242
Health Education segment	138,862	124,471
International segment	49,322	32,554
University segment	518,416	663,256
Corporate and other (1)	139	484
	$1,237,725	$1,371,137

SEGMENT PROFIT (LOSS):
Academy segment	$5,653	$6,827
Colleges segment	1,197	22,016
Culinary Arts segment	34,121	41,734
Health Education segment (2)	7,967	(83,672)
International segment	3,577	5,924
University segment (3)	71,819	183,093
Corporate and other (1)	(39,442)	(59,485)
	$84,892	$116,437

SEGMENT PROFIT (LOSS) PERCENTAGE:
Academy segment	4.6%	5.7%
Colleges segment	0.9%	13.8%
Culinary Arts segment	12.6%	15.4%
Health Education segment	5.7%	-67.2%
International segment	7.3%	18.2%
University segment	13.9%	27.6%

(1)         Operating results of Blish.com and Chefs.com are included in Corporate and other.

(2)         Health Education segment loss for the nine months ended September 30, 2006, includes a goodwill impairment charge of $85.8 million.

(3)         University segment profit includes share of affiliate earnings.

CAREER EDUCATION CORPORATION

SELECTED ACCOUNTS RECEIVABLE AND ALLOWANCE INFORMATION - CONTINUING OPERATIONS

(Dollars in thousands)

DAYS SALES OUTSTANDING

	September 30,
	2007	2006

Total revenue during the quarter ended	$404,405	$428,564
Number of days in the quarter ended	92	92
Total revenue per day	$4,396	$4,658
Total receivables, net (1)	$65,442	$56,955
Days sales outstanding	15	12

ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

	September 30,
	2007	2006

Allowance for doubtful accounts	$30,495	$34,044
Gross student receivables (1)	$88,909	$83,582
Allowance as a percentage of student receivables	34.3%	40.7%

STUDENT RECEIVABLES VALUATION ALLOWANCE

	Balance,		Amounts	Balance,
	Beginning of	Charges	Written-	End of
	Period	to Expense	Off	Period

For the three months ended September 30, 2007	$29,504	$9,827	$(8,836)	$30,495

For the three months ended September 30, 2006	$34,371	$16,467	$(16,794)	$34,044

(1)         Total receivables, net and gross student receivables as of September 30, 2006, have been adjusted from amounts previously reported to eliminate unearned student receivable balances attributable to our INSEEC schools. The adjustments were necessary to conform to our current presentation method.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA REGARDING ASSETS HELD FOR SALE

For the Three Months Ended September 30, 2007 and 2006

(In thousands)

	For the Three Months Ended September 30, 2007			For the Three Months Ended September 30, 2006
	Gibbs	Colleges		Gibbs	Colleges
	Held for Sale	Held for Sale	Total	Held for Sale	Held for Sale	Total

Total revenue	$21,655	$7,070	$28,725	$25,921	$7,900	$33,821
Total operating expenses	27,467	7,556	35,023	34,493	9,440	43,933
Loss from operations	(5,812)	(486)	(6,298)	(8,572)	(1,540)	(10,112)
Total other income (expense)	(5)	—	(5)	15	—	15
Loss before income tax benefit	(5,817)	(486)	(6,303)	(8,557)	(1,540)	(10,097)
Income tax benefit	(1,911)	(123)	(2,034)	(3,200)	(576)	(3,776)
Net loss from discontinued operations	$(3,906)	$(363)	$(4,269)	$(5,357)	$(964)	$(6,321)

Student starts	1,547	566	2,113	1,622	488	2,110
Student population	4,883	1,183	6,066	4,817	1,323	6,140

CAREER EDUCATION CORPORATION

OCTOBER 2007 SEGMENT STUDENT START INFORMATION

	For the One Month Ended October 31,
	2007	2006
STUDENT STARTS:
Academy segment	2,380	2,430
Colleges segment	550	560
Culinary Arts segment	1,520	1,470
Health Education segment	1,690	1,330
International segment	2,230	930
University segment	7,820	7,450
	16,190	14,170

Gibbs held for sale	1,850	2,070
Colleges held for sale	270	340

CAREER EDUCATION CORPORATION

2007 TEACH-OUT SEGMENT INFORMATION - CONTINUING OPERATIONS

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007
REVENUE:
Academy segment	$1,854	$1,693	$1,355
College segment	4,040	3,393	2,759
Health Education segment	174	85	12
	$6,068	$5,171	$4,126

SEGMENT LOSS:
Academy segment	$(323)	$(792)	$(34)
College segment	(2,068)	(6,437)	(808)
Health Education segment (1)	(300)	(281)	(357)
	$(2,691)	$(7,510)	$(1,199)

SEGMENT LOSS PERCENTAGE:
Academy segment	-17.4%	-46.8%	-2.5%
College segment	-51.2%	-189.7%	-29.3%
Health Education segment	-172.4%	-330.6%	-2975.0%

STUDENT STARTS:
Academy segment	74	80	25
College segment	78	68	2
Health Education segment	—	—	—
	152	148	27

	April 30, 2007	July 31, 2007	October 31, 2007
STUDENT POPULATION AS OF:
Academy segment	456	322	245
College segment	692	495	387
Health Education segment	36	6	—
	1,184	823	632

(1) SBI Springfield teach-out was completed in September of 2007.

CAREER EDUCATION CORPORATION

2006 TEACH-OUT SEGMENT INFORMATION - CONTINUING OPERATIONS

(Dollars in thousands)

					For the Twelve
	For the Three Months Ended				Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	December 31, 2006
REVENUE:
Academy segment	$1,875	$1,673	$1,829	$1,899	$7,276
College segment	5,348	4,402	4,892	5,557	20,199
Health Education segment	716	702	655	401	2,474
	$7,939	$6,777	$7,376	$7,857	$29,949

SEGMENT LOSS:
Academy segment	$(436)	$(735)	$(525)	$(279)	$(1,975)
College segment	(1,928)	(2,142)	(1,563)	(4,038)	(9,671)
Health Education segment	(117)	(289)	(322)	(166)	(894)
	$(2,481)	$(3,166)	$(2,410)	$(4,483)	$(12,540)

SEGMENT LOSS PERCENTAGE:
Academy segment	-23.3%	-43.9%	-28.7%	-14.7%	-27.1%
College segment	-36.1%	-48.7%	-32.0%	-72.7%	-47.9%
Health Education segment	-16.3%	-41.2%	-49.2%	-41.4%	-36.1%

STUDENT STARTS:
Academy segment	92	87	137	102	418
College segment	140	126	199	218	683
Health Education segment	76	55	47	0	178
	308	268	383	320	1,279

	April 30, 2006	July 31, 2006	October 31, 2006	January 31, 2007
STUDENT POPULATION AS OF:
Academy segment	470	486	494	460
College segment	890	865	953	816
Health Education segment	199	187	131	67
	1,559	1,538	1,578	1,343